UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2022

FS Credit Real Estate Income Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	000-56163	81-4446064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

Third Articles of Amendment

Effective April 26, 2022, FS Credit Real Estate Income Trust, Inc. (the “Company”) amended its charter pursuant to Third Articles of Amendment to increase the number of shares of stock that it has authority to issue to 1,275,000,000 shares, consisting of 1,225,000,000 shares of common stock, $0.01 par value per share, 125,000,000 of which are classified as Class D common stock, 300,000,000 of which are classified as Class I common stock, 125,000,000 of which are classified as Class M common stock, 125,000,000 of which are classified as Class F common stock, 125,000,000 of which are classified as Class T common stock, 300,000,000 of which are classified as Class S common stock, and 125,000,000 of which are classified as Class Y common stock, and 50,000,000 shares of preferred stock, $0.01 par value per share.

Prior to the amendment, the Company had authority to issue 1,100,000,000 shares, consisting of 1,050,000,000 shares of common stock, $0.01 par value per share, 125,000,000 of which were classified as Class D common stock, 300,000,000 of which were classified as Class I common stock, 125,000,000 of which were classified as Class M common stock, 125,000,000 of which were classified as Class F common stock, 125,000,000 of which were classified as Class T common stock, 125,000,000 of which were classified as Class S common stock, and 125,000,000 of which are classified as Class Y common stock, and 50,000,000 shares of preferred stock, $0.01 par value per share.

The foregoing description of the Third Articles of Amendment is a summary only and is qualified in all respects by the provisions of the Third Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

Distribution Reinvestment Plan

On April 21, 2022, the Board of Directors of the Company (the “Board”) adopted an amended distribution reinvestment plan (the “DRP”) to be effective April 21, 2022, which replaces the distribution reinvestment plan adopted on August 29, 2018 (the “Prior DRP”). The DRP amends the Prior DRP to provide that if a participant in the DRP requests that the Company repurchase all of the participant’s shares in the Company and the Company repurchases less than all of the participant’s shares, the participant’s participation in the DRP will terminate.

The foregoing description of the DRP is a summary only and is qualified in all respects by the provisions of the DRP, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Independent Director Compensation Policy

On April 21, 2022, the Board adopted an Amended and Restated Independent Director Compensation Policy (the “Amended Compensation Policy”) to be effective as of April 1, 2022, which replaces the Independent Director Compensation Policy adopted by the Board on August 13, 2018. The Amended Compensation Policy provides that the independent director annual retainer be increased to $125,000 paid in equal quarterly installments, with the option for each director to elect to receive 30% to 50% in cash and the remaining shares of in Class I restricted common stock. Further, the audit committee chair and lead independent director will each receive an additional $20,000 paid in the same manner as the annual retainer. The Amended Compensation Policy also removes the payment of meeting fees.

The foregoing description of the Amended Compensation Policy is a summary only and is qualified in all respects by the provisions of the Amended Compensation Policy, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

EXHIBIT NUMBER	DESCRIPTION

3.1	Third Articles of Amendment

10.1	Amended and Restated Distribution Reinvestment Plan

10.2	Amended and Restated Independent Director Compensation Policy

EXHIBIT 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date: April 27, 2022	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary